Consent of Independent Auditors



The Board of Directors of Aetna Insurance Company of America and
Contract Owners of Variable Annuity Account I:


We consent to the use of our report dated March 22, 2000, relating to the financial statements of Aetna Insurance Company of America and our report dated February 11, 2000, relating to the financial statements of Variable Annuity Account I, which are included in this Post Effective Amendment No. 11 to Registration Statement (File No. 33-59749) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.



                                                            /s/ KPMG LLP


Hartford, Connecticut
April 18, 2000